Registration No. 333-________

As filed with the Securities and Exchange Commission on September 27, 1999.
--------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         ----------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                                under
                      THE SECURITIES ACT OF 1933
                      --------------------------

                          OAK INDUSTRIES INC.
          (Exact name of registrant as specified in its charter)


           DELAWARE                               36-1569000
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification Number)


          1000 WINTER STREET, WALTHAM, MASSACHUSETTS 02451
     (Address of Principal Executive Offices, including zip code)


                          OAK INDUSTRIES INC.
                   NON-QUALIFIED STOCK OPTION PLAN
                      (Full title of the Plan)
                       ----------------------

                          MELA LEW, ESQ.
          Vice President, General Counsel and Secretary
                        Oak Industries Inc.
                        1000 Winter Street
                         Waltham, MA 02451
                          (781) 890-0400
   (Name, address and telephone number, including area code,
                        of agent for service)


CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------
                                                 Proposed
Title of                       Proposed          Maximum
of Securities     Amount       Maximum           Aggregate       Amount of
to be             to be        Offering Price    Offering        Registration
Registered        Registered   Per Share(1)      Price(1)        Fee
-----------------------------------------------------------------------------


Common Stock       128,500      $32.1875       $4,136,093.75     $1,149.83
$.01 par value     shares

Common Stock         1,000       26.00             26,000.00          7.23
$.01 par value     shares

Common Stock        50,000       27.0625        1,353,125.00        376.17
$.01 par value     shares

Common Stock         7,000       27.00            189,000.00         52.54
$.01 par value     shares

Common Stock        10,000       37.3125          373,125.00        103.73
$.01 par value     shares

Common Stock         4,000       36.75            147,000.00         40.87
$.01 par value     shares

Totals             200,500       -----          $6,224,343.75    $1,730.37
                   shares
---------------------------------------------------------------------------


(1) All shares being registered hereby are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule
457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.




                                   PART II

   Oak Industries Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statements on Form S-8, filed by the Registrant on March 1, 1993 (File No. 33-58878) and October 14, 1998 (File No. 333-65643).

Item. 8.   Exhibits.

   The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

   Exhibit
   -------

      4       Oak Industries Inc. Non-Qualified Stock Option Plan, filed as
              Exhibit 10(d) to the Registrant's Form 10-K dated March 19, 1999, is incorporated herein by this reference.

      5 Opinion of Mela Lew, Vice President, General Counsel and Secretary to the Registrant, as to the legality of the securities being registered.

     23.1     Consent of General Counsel (included in Exhibit 5 hereto).

     23.2     Consent of PricewaterhouseCoopers LLP, Independent
              Accountants.

     24       Powers of Attorney.


                                SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 24th day of September, 1999.


                                        OAK INDUSTRIES INC.



                                        By:  /s/ Mela Lew
                                            --------------
                                             Mela Lew
                                             Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





Signature                       Title                       Date
---------                       -----                       ----


/s/William S. Antle III    Chairman of the Board,     September 24, 1999
-----------------------    President and Chief
William S. Antle III       Executive Officer
                           (Principal Executive
                           Officer)


/s/Coleman S. Hicks        Senior Vice President      September 24, 1999
-------------------        and Chief Financial
Coleman S. Hicks           Officer (Principal
                           Financial Officer)


*-------------------        Vice Chairman of the      September 24, 1999
Beth L. Bronner             Board



*-------------------        Director                  September 24, 1999
Roderick M. Hills



*-------------------        Director                  September 24, 1999
Daniel W. Derbes



*-------------------        Director                  September 24, 1999
Gilbert E. Matthews



*-------------------        Director                  September 24, 1999
Elliot L. Richardson




*By: /s/Mela Lew                                      September 24, 1999
     -----------
     Mela Lew
     Attorney-in-Fact



                               EXHIBIT 5

September 24, 1999


Oak Industries Inc.
1000 Winter Street
Waltham, Massachusetts  02451

Re: Registration Statement on Form S-8 Relating to the Oak Industries Inc. 1992 Non-Qualified Stock Option Plan (the "1992" Plan)
      -----------------------------------------------------------------

Ladies and Gentlemen:

I am Vice President, General Counsel and Secretary of Oak Industries Inc., a Delaware corporation (the "Company").

For purposes of this opinion, I have assumed that the 200,500 shares of common stock, $.01 par value (the "Shares") will be issued only in accordance with the terms of the 1992 Plan and that the consideration received by the Company for such shares will not be less than the par value per share of the Company's Common Stock. I have also assumed that the issuance of any such shares will not result in the issuance by the Company of more than its authorized shares of Common Stock.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company is a duly organized and validly existing corporation under the laws of the State of Delaware.

2. The Shares, when issued pursuant to the terms and conditions of the 1992 Plan and upon receipt of the consideration therefor by the Company, will be validly issued and will be fully paid and nonassessable.

I am further of the opinion that no action of any governmental authority is necessary for the issuance and sale of the Shares by the Company except that the above-referenced Registration Statement shall have become effective and such action as may be necessary under the securities laws of the several states shall have been taken.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours,

/s/ Mela Lew

Mela Lew
Vice President and Secretary


                                Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 1999 appearing on page 42 of Oak Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 23, 1999



                                   Exhibit 24

                                POWER OF ATTORNEY

   The undersigned hereby constitutes and appoints William S. Antle III, Coleman S. Hicks, Pamela F. Lenehan, Paul A. LeBlanc and Mela Lew, and each of them, with full power to act without the other, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead in any and all capacities (until revoked in writing) to execute and file Registration Statements on Form S-8 of Oak Industries Inc. (the "Company") in connection with the registration by the Company of additional shares of common stock, $.01 par value, of the Company under the Oak Industries Inc. Non-Qualified Stock Option Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, including pre- and post-effective amendments, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granted unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute, may lawfully do or cause to be done by virtue hereof.

         EXECUTED as of this 18th day of December, 1998.

                                       /s/ Beth L. Bronner
                                       -------------------
                                       Beth L. Bronner



                              POWER OF ATTORNEY

   The undersigned hereby constitutes and appoints William S. Antle III, Coleman S. Hicks, Pamela F. Lenehan, Paul A. LeBlanc and Mela Lew, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to execute and file Registration Statements on Form S-8 of Oak Industries Inc. (the "Company") in connection with the registration by the Company of additional shares of common stock, $.01 par value, of the Company under the Oak Industries Inc. Non-Qualified Stock Option Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, including pre- and post-effective amendments, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granted unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute, may lawfully do or cause to be done by virtue hereof.

         EXECUTED as of this 18th day of December, 1998

                                     /s/ Roderick M. Hills
                                     ---------------------
                                     Roderick M. Hills



                                POWER OF ATTORNEY

   The undersigned hereby constitutes and appoints William S. Antle III, Coleman S. Hicks, Pamela F. Lenehan, Paul A. LeBlanc and Mela Lew, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to execute and file Registration Statements on Form S-8 of Oak Industries Inc. (the "Company") in connection with the registration by the Company of additional shares of common stock, $.01 par value, of the Company under the Oak Industries Inc. Non-Qualified Stock Option Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, including pre- and post-effective amendments, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granted unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute, may lawfully do or cause to be done by virtue hereof.

         EXECUTED as of this 18th day of December, 1998.

                                   /s/ Daniel W. Derbes
                                   --------------------
                                   Daniel W. Derbes



                           POWER OF ATTORNEY

   The undersigned hereby constitutes and appoints William S. Antle III, Coleman S. Hicks, Pamela F. Lenehan, Paul A. LeBlanc and Mela Lew, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to execute and file Registration Statements on Form S-8 of Oak Industries Inc. (the "Company") in connection with the registration by the Company of additional shares of common stock, $.01 par value, of the Company under the Oak Industries Inc. Non-Qualified Stock Option Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, including pre- and post-effective amendments, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granted unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute, may lawfully do or cause to be done by virtue hereof.

         EXECUTED as of this 18th day of December, 1998.

                                        /s/ Gilbert E. Matthews
                                        -----------------------
                                        Gilbert E. Matthews



                                  POWER OF ATTORNEY

   The undersigned hereby constitutes and appoints William S. Antle III, Coleman S. Hicks, Pamela F. Lenehan, Paul A. LeBlanc and Mela Lew, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to execute and file Registration Statements on Form S-8 of Oak Industries Inc. (the "Company") in connection with the registration by the Company of additional shares of common stock, $.01 par value, of the Company under the Oak Industries Inc. Non-Qualified Stock Option Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, including pre- and post-effective amendments, with the Securities and Exchange Commission or any state securities commission or other governmental entity pertaining to such registration and sale, granted unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute, may lawfully do or cause to be done by virtue hereof.

         EXECUTED as of this 18th day of December, 1998.

                                     /s/ Elliot L. Richardson
                                     ------------------------
                                     Elliot L. Richardson










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